UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C (Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Information Statement
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☒ Definitive Information Statement

BRESLER & REINER, INC.
(Name of Registrant as Specified In Its Charter)

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BRESLER & REINER, INC.

11140 Rockville Pike, Suite 620

Rockville, MD 20852

INFORMATION STATEMENT

To the Shareholders of Bresler & Reiner, Inc.:

This Information Statement is furnished to the shareholders of Bresler & Reiner, Inc., a Delaware corporation (“Bresler & Reiner”), to give you notice of the corporate actions shareholders holding more than 50% of the voting power of our issued and outstanding capital stock have taken to approve an amendment to our articles of incorporation (the “Certificate of Incorporation”) to increase our authorized common stock, par value $0.01 per share (“Common Stock”) from Four Million (4,000,000) shares to Seven Million (7,000,000) shares.

At the recommendation of our board of directors (the “Board of Directors”), Charles S. Bresler and Burton J. Reiner, who collectively hold the voting power of more than a majority of our issued and outstanding shares of Common Stock, have executed a written consent approving the foregoing amendment to the Certificate of Incorporation (the “Amendment”). Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing our other shareholders, in the manner required under the Securities Exchange Act of 1934, of these corporate actions before they take effect.  The record date (“Record Date”) for determining shareholders entitled to receive this Information Statement has been established as the close of business on August 2, 2004.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On June 16, 2004, the Board of Directors proposed and approved an amendment to the Certificate of Incorporation to increase the authorized Common Stock from Four Million (4,000,000) shares to Seven Million (7,000,000) shares.  The text of the proposed amendment is included as Exhibit A to this Information Statement.

Under Delaware law, unless otherwise provided in the Certificate of Incorporation, any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holder or holders of the outstanding voting securities having not less than the minimum number of votes necessary to authorize such action.  Our Certificate of Incorporation does not change this rule.  As of July 21, 2004, the date on which the shareholders holding more than fifty percent (50%) of the voting power of issued and outstanding capital stock executed the shareholder consent, Charles S. Bresler  held the voting power for 1,049,643 shares of Common Stock and Burton J. Reiner held the voting power for 848,778 shares of Common Stock, which is approximately 38.33% and 30.99%, respectively, of the total number of votes entitled to be cast by outstanding shares of Common Stock, our sole voting securities currently issued and outstanding.  Because the Amendment has been approved by a majority of the issued and outstanding voting shares as required by Delaware law, no further votes are required.  Corporate actions taken by written consent of the majority shareholders will take effect 20 days after the mailing of this Information Statement.

After the effectiveness of the written consent of our majority shareholders, we intend to file an amendment to the Certificate of Incorporation to effect the Amendment.  Our Board of Directors and management are not aware of any other action that will be authorized in such consent.

This Information Statement is first being sent or given to our shareholders on or about August 11, 2004.

August 10, 2004

OUTSTANDING SECURITIES AND VOTING RIGHTS

Only holders of record of Common Stock as of the close of business on August 2, 2004, the Record Date, will be entitled to receive this Information Statement.  As of the close of business on the Record Date, there were 2,738,606 shares of Common Stock issued and outstanding.

QUORUM AND VOTING

Each holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock in his, her or its name on our books as of the Record Date on any matter submitted to a vote at a meeting of the shareholders.  The affirmative vote of a majority of the issued and outstanding shares of Common Stock is required for the approval of the Amendment.  However, under Delaware law, any action which may be taken at any shareholders’ meeting may be taken by written consent of the holders of the number of shares of Common Stock required to take such action.

AMENDMENTS TO OUR ARTICLES OF INCORPORATION

On June 16, 2004, our Board of Directors approved, subject to shareholder approval, an amendment to the Certificate of Incorporation to authorize the increase of authorized Common Stock from Four Million (4,000,000) shares to Seven Million (7,000,000).  The full text of the proposed amendment is set forth in Exhibit A to this Information Statement.

Reasons for Increasing Our Authorized Stock

On June 16, 2004, our Board of Directors determined that it was in our best interests to effect a 2-for-1 split of our Common Stock by means of a stock dividend by which the holder of each share of Common Stock as of August 2, 2004 would receive one additional share of Common Stock.  However, at that time, we did not have sufficient authorized shares of Common Stock to issue the dividend shares.  The purpose of the Amendment is to permit the payment of the stock dividend to effect the stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 15, 2004, with respect to the beneficial ownership of the Company’s Common Stock by (i) each director and named executive officer, and all directors and executive officers as a group and (ii) each person who is known to the Company to have beneficial ownership of more than 5% of the outstanding shares of Common Stock, and all directors and executive officers of the Company as a group.  This information has been furnished by such persons.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percent
Charles S. Bresler, Chairman of the Board of Directors	1,049,643	(1)	38.33
Burton J. Reiner, co-Chairman of the Board of Directors	848,778	(2)(3)	30.99
Anita O. Reiner	846,015	(2)	30.89
The Burton and Anita Reiner Charitable Remainder Trust	166,667		6.09
Fleur S. Bresler	141,384		5.16
I. Wistar Morris, III and related parties	140,163	(4)	5.12
Randall L. Reiner, Director	173,102	(5)	6.32
Michael W. Malafronte, Director	27,744	(6)	1.01
Benjamin C. Auger, Director	6,480	(7)		*
Sidney M. Bresler, Chief Executive Officer and Director	2,586	(8)		*

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent
Jean S. Cafardi, Secretary	450		*
Gary F.Bulmash, Director	—	—
Ralph S. Childs, Jr., Director	—	—
George W. Huguely, III, Director	—	—
All directors and officers as a group (11 individuals)	2,108,783	77.00

*Less than 1%

(1)

These shares are owned by Bresler Family Investors, LLC (the “LLC”), of which Charles S. Bresler is the sole manager. If Mr. Bresler should resign as manager, die, or otherwise become unable to serve as manager, under the LLC’s Operating Agreement, his son, Sidney M. Bresler, CEO, becomes manager and may vote the shares. If Charles S. Bresler ceases to be a member of the LLC, a majority of the interests held by other members may elect to dissolve the LLC. Sidney M. Bresler, son of Charles S. Bresler, holds a majority of the other interest in the LLC. Does not include 141,384 Shares held by Charles S. Bresler’s wife, Fleur Bresler, as to which he disclaims beneficial ownership.

(2)

Includes 423,008 shares held in a revocable trust for the benefit of Burton J. Reiner and 423,007 shares held in a revocable trust for the benefit of Anita O. Reiner. Mr. and Mrs. Burton J. Reiner are co-trustees of each of these trusts.

(3)	Includes 2,763 shares held in an irrevocable trust of which Burton J. Reiner is sole trustee.

(4)	Includes 55,546 shares held by Mr. Morris’ wife, 46,330 shares held in trust for the benefit of Mr. Morris’ children and 3,987 shares held by a foundation of which Mr. Morris is a trustee.

(5)	Includes 166,667 shares held by the Burton and Anita Reiner Charitable Remainder Trust, of which Randall Reiner is a trustee.

(6)

Includes 25,644 shares held as part of an investment partnership and an additional 1,600 shares held as part of an offshore mutual fund. Mr. Malafronte may be deemed to beneficially own these shares by virtue of his status as a managing member of the partnership and the fund.

(7)	Includes 6,000 shares held jointly with Mr. Auger’s wife and 330 shares held by Mr. Auger’s wife, or as custodian or trustee for Mr. Auger’s children.

(8)	Includes 2,326 shares held jointly with Mr. Bresler’s wife.

OTHER MATTERS

There is no other business to be transacted by written consent in lieu of a special meeting to which this Information Statement pertains.

ADDITIONAL INFORMATION

PLEASE READ THE ENTIRE DOCUMENT.  Further information is available by request or can be accessed on the Internet as set forth below.  The complete mailing address of our principal executive offices is 11140 Rockville Pike, Suite 620 Rockville, Maryland 20852.  We are subject to the reporting requirements of the Securities Exchange Act of 1934, and in accordance therewith file annual and quarterly reports, proxy statements and other information with the SEC.  Reports, proxy statements and other information filed by us can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.  You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.  20549.  You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  A copy of any public filing is also available, at no charge, by contacting Jean S. Cafardi, our Corporate Secretary, at (301) 945-4300.

By Order of the Board of Directors

Rockville, Maryland
August 10, 2004

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION,

AS AMENDED

Bresler & Reiner, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, DOES HERERBY CERTIFY:

FIRST:  That the Board of Directors of said corporation, at a duly called regular meeting of said Board of Directors, a quorum being present and voting, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of said corporation:

RESOLVED:  That Article Fourth of the Restated Certificate of Incorporation, as amended, of Bresler & Reiner, Inc. be deleted in its entirety, and the following shall be substituted therefor:

“Fourth.  The total number of shares of stock which the corporation shall have the authority to issue is seven million (7,000,000) shares of common stock with a par value of One Cent ($.01) per share.”

SECOND:  That the aforesaid amendment was approved and adopted by the shareholders of said corporation by the written consent of the holders of a majority of the stock entitled to vote thereon.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation law of the State of Delaware.

IN WITNESS WHEREOF, said Bresler & Reiner, Inc. has caused this Certificate to be signed by Sidney M. Bresler, its Chief Executive Officer, and attested by Jean S. Cafardi, its Corporate Secretary, this 10th day of August, 2004.

ATTEST:	BRESLER & REINER, INC.

/s/ Jean S. Cafardi	By:	/s/ Sidney M. Bresler
Jean S. Cafardi, Corporate Secretary		Sidney M. Bresler, Chief Executive Officer